Exhibit 4.47

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AGREEMENT
from
TAL INTERNATIONAL CONTAINER CORPORATION,
as PLEDGOR
in favor of
THE ROYAL BANK OF SCOTLAND PLC, in its capacity as Collateral Agent, as PLEDGEE

Dated as of November 30, 2011

TABLE OF CONTENTS

1.	SECURITY FOR OBLIGATIONS		2
2.	DEFINITIONS		3
3.	PLEDGE OF SECURITIES, ETC.		6
	3.1	Pledge	6
	3.2	Procedures	9
	3.3	Subsequently Acquired Collateral	10
	3.4	Transfer Taxes	11
	3.5	Certain Representations and Warranties Regarding the Collateral	11
4.	APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.		11
5.	VOTING, ETC., WHILE NO DESIGNATED EVENT OF DEFAULT		11
6.	DIVIDENDS AND OTHER DISTRIBUTIONS		12
7.	REMEDIES IN CASE OF A DESIGNATED EVENT OF DEFAULT		12
8.	REMEDIES, CUMULATIVE, ETC.		13
9.	APPLICATION OF PROCEEDS		14
10.	PURCHASERS OF COLLATERAL		14
11.	PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER		14
12.	FURTHER ASSURANCES; POWER-OF-ATTORNEY		15
13.	THE PLEDGEE AS COLLATERAL AGENT		16
14.	TRANSFER BY THE PLEDGOR		16
15.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR		16
16.	PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC.		17
17.	SALE OF COLLATERAL WITHOUT REGISTRATION		18
18.	TERMINATION; RELEASE		18
19.	WAIVER OF CONSEQUENTIAL DAMAGES		19
20.	NOTICES, ETC.		19
21.	WAIVER; AMENDMENT		20
22.	SUCCESSORS AND ASSIGNS		20
23.	HEADINGS DESCRIPTIVE		20
24.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL		20
25.	PLEDGOR’S DUTIES		21
26.	COUNTERPARTS		21
27.	SEVERABILITY		21
28.	RECOURSE		22

i

AMENDED AND RESTATED PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, restated, modified and/or supplemented from time to time, this “Agreement”), dated as of November 30, 2011 is made by TAL International Container Corporation, a Delaware corporation (together with its successors and permitted assigns, the “Pledgor”), in favor of The Royal Bank of Scotland plc, as collateral agent for the benefit of the Lender Creditors (as defined below) and as collateral agent for the benefit of all of the Secured Creditors (as defined below) (in such capacities and (in either case) together with any successor collateral agent, the “Pledgee” or the “Collateral Agent”).  Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, The Pledgor, the lenders from time to time party thereto (the “Lenders”), and The Royal Bank of Scotland plc, as administrative agent (together with any successor Administrative Agent, the “Administrative Agent”), have entered into an Amended and Restated Credit Agreement, dated as of November 30, 2011, providing for the making of Loans to the Pledgor (the Lenders and the Administrative Agent are herein called the “Lender Creditors”) (as used herein, the term “Credit Agreement” means the Amended and Restated Credit Agreement described above in this paragraph, as the same may from time to time be amended, modified, extended, renewed, replaced, restated, supplemented and/or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional obligors or guarantors thereunder or any increase in the amount borrowed) of all or any portion of, the Obligations under such Credit Agreement);

WHEREAS, the Pledgor may at any time and from time to time enter into one or more Specified Hedging Agreements (each a “Applicable Hedging Agreement”) with one or more Hedge Counterparties;

WHEREAS, the Lender Creditors and the Hedge Counterparties are collectively referred to herein as the “Secured Creditors”;

WHEREAS, it is a condition precedent to (i) the making of Loans to the Pledgor under the Credit Agreement and (ii) the Hedge Counterparties entering into Applicable Hedging Agreements, that the Pledgor shall have executed and delivered to the Pledgee this Agreement;

WHEREAS, the Pledgor will obtain benefits from the incurrence of Loans under the Credit Agreement and by entering Applicable Hedging Agreement and, accordingly, desires to execute this Agreement in order to satisfy the conditions described in the immediately preceding recital and to induce the Lenders to make Loans to the Pledgor and for the Hedge Counterparties to enter into Applicable Hedging Agreements with the Pledgor;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1.                                       SECURITY FOR OBLIGATIONS.  This Agreement is made by the Pledgor for the benefit of the Secured Creditors to secure:

(i)                                     the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations for fees, costs and indemnities) of the Pledgor to the Lender Creditors, whether direct or indirect (including those acquired by assumption), absolute or contingent, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Loan Documents and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in the other Loan Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to the Applicable Hedging Agreements being herein collectively, called the “Loan Document Obligations”);

(ii)                                  the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by the Pledgor to the Hedge Counterparties, whether now existing or hereafter incurred under, arising out of or in connection with any Applicable Hedging Agreement, whether such Applicable Hedging Agreement is now in existence or hereinafter arising, and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in each such Applicable Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Hedging Obligations”);

(iii)                               any and all sums advanced by the Pledgee in order to preserve the Collateral or preserve its security interest in the Collateral; and

(iv)                              in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Pledgor referred to in clauses (i) through (iii) above, after a Designated Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs;

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2.                                       DEFINITIONS.  (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined.  Reference to singular terms shall include the plural and vice versa.

(b)                                 The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Agent” shall have the meaning set forth in the recitals hereto.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Designated Event of Default” shall mean (i) any Designated Event of Default under, and as defined in, the Credit Agreement, or (ii) any event of default (or similar term) by an Assignor under, and as defined in, any Applicable Hedging Agreement.

“Foreign Subsidiary” means any direct Subsidiary of the Pledgor (other than TAL Advantage I LLC, TAL Advantage II LLC, TAL Advantage III LLC, TAL Advantage IV LLC and any other Special Purpose Vehicle created in connection with a Permitted Securitization) that is not a Domestic Subsidiary.

“Hedging Obligations” shall have the meaning provided in the definition of “Obligations” in Section 1(ii) hereof.

“Indenture Trustee” shall mean the indenture trustee under the Master Indenture Documents.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Lender Creditors” shall have the meaning set forth in the recitals hereto.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by the Pledgor in respect of any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by the Pledgor in any limited liability company which is a Pledged Entity.

“Loan Document Obligations” shall have the meaning set forth in Section 1(i) hereof.

“Location” of the Pledgor has the meaning given such term in Section 9-307 of the UCC.

“Material Foreign Subsidiary” shall mean, as of any date of determination, any Foreign Subsidiary that, as of such date of determination, shall hold Originally Pledged Assets with an aggregate Originally Pledged Asset Value in excess of $15 million.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Originally Pledged Asset” shall mean any specific asset or property that (i) constituted Security Agreement Collateral as of the Effective Date and (ii) was, following the Effective Date, contributed or otherwise transferred by the Pledgor to any Foreign Subsidiary.

“Originally Pledged Asset Value” shall mean, with respect to any Originally Pledged Asset, as of any date of determination, the Net Book Value of such Originally Pledged Asset.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by the Pledgor in respect of any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by the Pledgor in any general partnership or limited partnership which is a Pledged Entity.

“Pledge Event Date” shall mean the first date on which the aggregate Originally Pledged Asset Value of all Originally Pledged Assets then held by the Foreign Subsidiaries as of such date shall exceed $50 million.

“Pledged Entity” shall mean, (i) from and after the occurrence of the Pledge Event Date each Material Foreign Subsidiary (provided, however, that the term Pledged Entity shall not include TAL Advantage I LLC, TAL Advantage II LLC, TAL Advantage III LLC, TAL Advantage IV LLC and any other Special Purpose Vehicle created in connection with a Permitted Securitization) and (ii) all Trust Assets (including that certain Undivided Trust Interest

Certificate No. UTI-1 dated December 23, 2005) pledged and delivered to the Original Administrative Agent.  For the avoidance of doubt, prior to the occurrence of the Pledge Event Date, there are no Pledged Entities (other than the Trust Assets that were pledged to the Original Administrative Agent).

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Secured Creditors” shall have the meaning set forth in the recitals hereto.

“Secured Debt Agreements” shall mean and include this Agreement, the Credit Agreement and each of the other Loan Documents and any Applicable Hedging Agreements.

“Securities Account” shall have the meaning given such term in Section 8-501(a) of the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall mean all Stock and all other interests in Pledged Entities within the meaning given such term in Section 8-102(a)(15) of the UCC.

“Security Agreement Collateral” shall mean “Collateral” as such term is defined in the Security Agreement.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” shall mean all of the issued and outstanding shares of Capital Stock of any Pledged Entity.

“Termination Date” shall have the meaning set forth in the Security Agreement.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“Trust Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all special units of beneficial interest and other interests in any Trust), at any time owned by the Pledgor in respect of any Trust Beneficial

Interests expressly excluding, however, any such assets as are now or may hereafter be pledged to another Person as collateral, including any SUBI related thereto.

“Trust Beneficial Interests” the entire beneficial interest at any time owned by the Pledgor in any Trust which is a Pledged Entity, expressly excluding, however, any interests in a Trust as are now or may hereafter be pledged to another Person as collateral, including any SUBI related thereto.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

“Voting Capital Stock” of any Person shall mean all classes of Capital Stock of such Person entitled to vote.

3.                                       PLEDGE OF SECURITIES, ETC.

3.1                                 Pledge.  The Pledgor does hereby grant unto the Pledgee in its capacity solely as collateral agent for the equal and ratable benefit of the Secured Creditors, as security for the prompt payment and performance when due of all Obligations (and hereby confirms, reaffirms and restates the prior grant of the Original Administrative Agent, for itself and Original Lenders pursuant to the Original Credit Agreement in favor of the Administrative Agent and the Secured Creditors), a continuing security interest in all of the right, title and interest of the Pledgor in, to and under all of the following property (and all rights therein) of the Pledgor, or in which or to which the Pledgor has any rights, in each case whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)                                  all Securities and all options and warrants from time to time to purchase Securities (including, without limitation, those set forth on Annex C hereto);

(b)                                 all Limited Liability Company Interests (including, without limitation, those set forth on Annex D hereto) and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)                              all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which the Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)                                all other payments due or to become due to the Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)                                all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)                               all present and future claims, if any, of the Pledgor against any such limited liability company in respect of such Limited Liability Company Interests for monies loaned or advanced, for services rendered or otherwise;

(E)                                 all of the Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of the Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)                                 all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(c)                                  all Partnership Interests (including, without limitation, those set forth on Annex E hereto) and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A)                              all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which the Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)                                all other payments due or to become due to the Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)                                all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)          all present and future claims, if any, of the Pledgor against any such partnership in respect of such Partnership Interests for monies loaned or advanced, for services rendered or otherwise;

(E)           all of the Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)           all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(d)           all Trust Beneficial Interests (including, without limitation, those set forth on Annex F hereto) and all of its right, title and interest in each trust to which each such Trust Beneficial Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Trust Beneficial Interests under applicable law:

(A)          all its capital therein and its interest in all profits, income, surpluses, losses, Trust Assets and other distributions to which the Pledgor shall at any time be entitled in respect of such Trust Beneficial Interests;

(B)          all other payments due or to become due to the Pledgor in respect of Trust Beneficial Interests, whether under any trust agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)          all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any trust agreement, or at law or otherwise in respect of such Trust Beneficial Interests;

(D)          all present and future claims, if any, of the Pledgor against any such Trust in respect of such Trust Beneficial Interests for monies loaned or advanced, for services rendered or otherwise;

(E)           all of the Pledgor’s rights under any trust agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to such Trust Beneficial Interests, including any power to terminate, cancel or modify any trust agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of such Trust Beneficial Interests and any such trust, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Trust Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)           all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(e)           all Proceeds of any and all of the foregoing; all of the foregoing, to the extent now existing or hereinafter from time to time acquired, collectively the “Collateral”.  Notwithstanding the foregoing, the Collateral shall in no event include more than 65% of the total outstanding Voting Capital Stock, Limited Liability Company Interests or the Partnership Interests, as applicable, of any Material Foreign Subsidiary.

3.2          Procedures.  On the Pledge Event Date in respect of any Material Foreign Subsidiary and at (a) any time in respect of the Trust Assets that the Pledgor owns, acquires or obtains any right, title or interest in, such Collateral shall automatically (and without the taking of any action by the Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, the Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 Business Days (or such longer period if consented to by the Pledgee in writing in its sole discretion) after it obtains such Collateral) for the benefit of the Pledgee and the other Secured Creditors:

(i)            with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the Pledgor shall physically deliver such Certificated Security to the Pledgee, together with duly executed undated blank stock powers or other equivalent instruments of transfer;

(ii)           with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the Pledgor shall promptly notify the Pledgee thereof and, upon the Pledgee’s request, shall promptly (1) take all actions required to comply in all material respects with the applicable rules of such Clearing Corporation or Securities Intermediary, (2) use commercially reasonable efforts to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) take such other actions as the Pledgee reasonably deems necessary or desirable to effect the foregoing; and

(iii)          with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company

Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof shall apply thereto, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof shall apply thereto.

(b)           In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, the Pledgor shall take the following additional actions with respect to the Collateral:

(i)            with respect to all Collateral of the Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the Pledgor shall take all actions as may be requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii)           the Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States or the appropriate documents required under a foreign jurisdiction, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC or, with respect to any Material Foreign Subsidiaries, under the relevant foreign jurisdiction) is so perfected.

(c)           The Pledgee in its sole capacity as Collateral Agent for the benefit of the Secured Creditors with respect to the Obligations hereby agrees and acknowledges that, to the extent that it has possession or will have possession of any Collateral, it has acquired or will acquire possession of Collateral and shall hold such Collateral on behalf of itself as well as on behalf of the Secured Creditors, in accordance with Sections 8-301(a)(2), 9-313(a) and 9-313(c) of the UCC.

3.3          Subsequently Acquired Collateral.  If the Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, (i) such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof, (ii) the Pledgor will thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 10 Business Days (or such longer period if consented to by the Pledgee in writing in its sole discretion) after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and (iii) will promptly thereafter deliver to the Pledgee (x) a certificate executed by an authorized officer of the Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and

(y) supplements to Annexes A through G hereto as are necessary to cause such Annexes to be complete and accurate at such time.

3.4          Transfer Taxes.  Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps (or, with respect to any Material Foreign Subsidiaries, any other appropriate taxes required under a foreign jurisdiction) required in connection with the pledge of such Collateral.

3.5          Certain Representations and Warranties Regarding the Collateral.  The Pledgor represents and warrants that on the date hereof:  (i) each Pledged Entity, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Stock (and any warrants or options to purchase Stock) pledged hereunder held by the Pledgor in any Pledged Entity consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporation(s) as described in Annex C hereto; (iii) such Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (iv) the Limited Liability Company Interests pledged hereunder held by the Pledgor consist of the number and type of interests of the Person(s) described in Annex D hereto; (v) each such Limited Liability Company Interest referenced in clause (iv) of this paragraph constitutes that percentage of the issued and outstanding Capital Stock of the issuing Person as set forth in Annex D hereto; (vi) the Partnership Interests pledged hereunder held by the Pledgor consist of the number and type of interests of the Person(s) described in Annex E hereto; (vii) each such Partnership Interest referenced in clause (vi) of this paragraph constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (viii) the Trust Beneficial Interests pledged hereunder held by the Pledgor consist of the number and type of interests of the Person(s) described in Annex F hereto; (ix) each such Trust Beneficial Interest referenced in clause (viii) of this paragraph constitutes that percentage or portion of the entire trust interest of any Trust as set forth in Annex F hereto; and (x) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C through F hereto.

4.             APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.  The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.             VOTING, ETC., WHILE NO DESIGNATED EVENT OF DEFAULT.  Unless and until there shall have occurred and be continuing any Designated Event of Default, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of materially impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral, unless expressly permitted by the terms of the Secured Debt

Agreements.  All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case a Designated Event of Default has occurred and is continuing, and the Pledgee chooses to exercise the rights granted to it pursuant to Section 7 hereof.

6.             DIVIDENDS AND OTHER DISTRIBUTIONS.  Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgor.  The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i)            all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii)           all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)          all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement.  All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.             REMEDIES IN CASE OF A DESIGNATED EVENT OF DEFAULT.  (a) If there shall have occurred and be continuing a Designated Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction or, with respect to any Material Foreign Subsidiaries, under the applicable law in any foreign jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(i)            to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

(ii)           to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)          to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so);

(iv)          at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgor.  The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given.  The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise.  At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(v)           to set off any and all Collateral against any and all Obligations.

(b)           If there shall have occurred and be continuing any Designated Event of Default, then and in every such case, the Pledgee shall be entitled to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so).

8.             REMEDIES, CUMULATIVE, ETC.  Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand.

9.             APPLICATION OF PROCEEDS.  (a) All monies collected by the Pledgee upon any sale or other disposition of any Collateral pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof, together with all monies received by the Pledgee hereunder in respect of the Collateral (including all monies received in respect of post-petition interest) as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Collateral upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of the Pledgor, or the application of any Collateral to the payment thereof or any distribution of Collateral upon the liquidation or dissolution of the Pledgor, or the winding up of the assets or business of the Pledgor or under any insurance policies insuring any of the Collateral, shall be applied in the manner provided in the Security Agreement.

(b)           It is understood and agreed that the Pledgor shall remain liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations.

10.          PURCHASERS OF COLLATERAL.  Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11.          PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.  (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.  The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, the Pledgor and/or any other Person.

(b)           Except as provided in the last sentence of paragraph (a) of this Section 11, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-

venturer with respect to the Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred.  The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or the Pledgor except as provided in the last sentence of paragraph (a) of this Section 11.

(c)           The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of the Pledgor as a result of the pledge hereby effected.

(d)           The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

12.          FURTHER ASSURANCES; POWER-OF-ATTORNEY.  (a) The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” as collateral) without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments (including updated Annexes hereto, when applicable) as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.  The Pledgor shall make or cause to be made all filings and registrations required to be made in order to perfect and preserve Pledge’s security interest in any Material Foreign Subsidiary in any relevant foreign jurisdiction, including without limitation, providing documents as reasonably requested by the Administrative Agent.

(b)           The Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of a Designated Event of Default, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to the Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

13.          THE PLEDGEE AS COLLATERAL AGENT.  The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement.  It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 14 of the Credit Agreement.  The Pledgee shall act hereunder on the terms and conditions set forth herein, in Section 14 of the Credit Agreement.

14.          TRANSFER BY THE PLEDGOR.  Except as permitted pursuant to the Secured Debt Agreements, the Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

15.          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR.  (a) The Pledgor represents, warrants and covenants that:

(i)            it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement);

(ii)           it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)          this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)          except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with (a) the execution, delivery or performance of this Agreement by the Pledgor, (b) the validity or enforceability of this Agreement against the Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral or (d) except for compliance with or as may be required by applicable laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v)           all of the Collateral (consisting of Securities, Limited Liability Company Interests and Partnership Interests) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vi)          the pledge, collateral assignment and delivery to the Pledgee of the Collateral consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of the Pledgor which would include the Securities (other than the liens and security interests permitted under the Secured Debt Agreements then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law or, with respect to any Material Foreign Subsidiaries, under any applicable foreign law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(vii)         “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of the Collateral consisting of Securities with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement; provided that in the case of the Pledgee obtaining “control” over Collateral consisting of a Security Entitlement, the Pledgor shall have taken all steps in its control so that the Pledgee obtains “control” over such Security Entitlement or, if applicable with respect to any Material Foreign Subsidiaries, under the relevant foreign law.

(b)           The Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by the Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

(c)           Notwithstanding anything to the contrary contained in the Credit Agreement, the Pledgor covenants and agrees that in no event shall the Pledgor enter into a control or similar agreement with respect to any Uncertificated Security held by the Pledgor representing the Capital Stock in any Pledged Entity of the Pledgor other than in favor of the Pledgee.

(d)           As of the Effective Date, no Pledge Event Date shall have occurred.

16.          PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC.  The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement or release of Collateral pursuant to Section 18 hereof), including, without limitation:

(a)                                 any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b)                                 any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent, extension, indulgence or other action or inaction with respect to this Agreement in accordance with its terms);

(c)                                  any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(d)                                 any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(e)                                  any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

17.                               SALE OF COLLATERAL WITHOUT REGISTRATION.  If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration.  Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

18.                               TERMINATION; RELEASE.  (a) On the Termination Date, this Agreement shall terminate and the Pledgee, at the request and expense of the Pledgor, will execute if necessary and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2).

(b)                                 In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than any of the Pledgor’s Affiliates) in connection with a sale or other disposition permitted by the respective Secured Debt Agreements, the Pledgee will duly release from the security interest created hereby (and, at the request, cost and expense of the Pledgor, will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

(c)                                  At any time that the Pledgor desires that Collateral be released as provided in the foregoing Section 18(a) or (b), it shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by a Senior Designated Officer of the Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or (b) hereof.

(d)                                 The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Pledgee in the absence of gross negligence and willful misconduct believes to be in accordance with) this Section 18.

19.                               WAIVER OF CONSEQUENTIAL DAMAGES.  The Pledgor (and by the acceptance hereof, the Administrative Agent, Collateral Agent, Swing Line Lender, each Issuing Lender and each Lender) hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Agreement or any other Loan Document.

20.                               NOTICES, ETC.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, email, telecopy, or courier service and all such notices and communications shall, when mailed, telegraphed, emailed, telecopied, or sent by courier, be effective when deposited in the mails, delivered to the telegraph company or overnight courier, as the case may be, or sent by email or telecopier, except that notices and communications to the

Pledgee or the Pledgor shall not be effective until received by the Pledgee or the Pledgor, as the case may be, during their normal business hours.  All notices and other communications shall be in writing and addressed as set forth in the Credit Agreement.

21.                               WAIVER; AMENDMENT.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in the Security Agreement.

22.                               SUCCESSORS AND ASSIGNS.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 18, (ii) be binding upon the Pledgor, its successors and assigns; provided, however, that the Pledgor shall not assign any of its rights or obligations hereunder without the prior written consent of the Pledgee, and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and assigns.  All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

23.                               HEADINGS DESCRIPTIVE.  The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

24.                               GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR.  THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 20 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  THE PLEDGOR HEREBY IRREVOCABLY WAIVES

ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

(b)                                 THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

25.                               PLEDGOR’S DUTIES.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in the Pledgee’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor under or with respect to any Collateral.

26.                               COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Pledgor and the Pledgee.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

27.                               SEVERABILITY.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

28.                               RECOURSE.  This Agreement is made with full recourse to the Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgor contained herein and in the other Secured Debt Agreements.

29.                               EFFECT OF AMENDMENT AND RESTATEMENT.  Until the occurrence of the Effective Date, the Original Pledge Agreement shall remain in full force and effect and shall not be affected hereby.  From and after the Effective Date, all obligations of the Pledgor under the Original Pledge Agreement shall become obligations of the Pledgor hereunder, secured by the Collateral, and the provisions of the Original Pledge Agreement shall be superseded by the provisions hereof.

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Pledge Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

TAL INTERNATIONAL CONTAINER
CORPORATION, Pledgor
By:
Name:
Title:

Accepted and Agreed to:
THE ROYAL BANK OF SCOTLAND PLC,
as Collateral Agent for the Secured Creditors
By:
Name:
Title:

Annex A

[NOT USED]

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Annex B

SCHEDULE OF PLEDGED SUBSIDIARIES

JURISDICTION OF SUBSIDIARY NAME

PERCENTAGE OWNERSHIP

ORGANIZATION

NONE

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Annex C

SCHEDULE OF PLEDGED STOCK

SUB-CLAUSE OF SECTION 3.2(a)

NAME OF ISSUING CORPORATION

TYPE OF SHARES

NUMBER OF SHARES

CERTIFICATE NO. OWNED

PERCENTAGE OF PLEDGE AGREEMENT

(i)

NONE

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Annex D

SCHEDULE OF PLEDGED LIMITED LIABILITY COMPANY INTERESTS

NONE

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Annex E

SCHEDULE OF PLEDGED PARTNERSHIP INTERESTS

NONE

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Annex F

SCHEDULE OF PLEDGED TRUST BENEFICIAL INTERESTS

Undivided Trust Interest Certificate No. UTI-1, dated December 23, 2005, evidencing an exclusive undivided interest in all Trust Assets that are not subject to any SUBI pledged to another Person.

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Annex G

FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS

AGREEMENT (as amended, restated, modified and/or supplemented from time to time, this “Agreement”), dated as of [                   , 20    ], among TAL International Container Corporation, a Delaware corporation (the “Pledgor”), The Royal Bank of Scotland plc, not in its individual capacity but solely as Collateral Agent (the “Pledgee”), and [                    ], as the issuer of the [Uncertificated Securities] [Limited Liability Company Interests] [Partnership Interests] (as defined below) (the “Issuer”).  Except as otherwise defined herein, all capitalized terms used herein and defined in the Pledge Agreement (as defined below) shall be used as herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Pledgor and the Pledgee have entered into an Amended and Restated Pledge Agreement, dated as of November     , 2011 (as amended, restated, modified and/or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all [“uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Partnership Interests (as defined in the Pledge Agreement)] [Limited Liability Company Interests (as defined in the Pledge Agreement)], from time to time issued by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors

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and assigns) or a court of competent jurisdiction; provided, however, until such time as the Issuer receives a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests, the Issuer may comply with any and all instructions and orders originated by the Pledgor.

2.                                      The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.                                      The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.

4.                                      All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address (or such other address as the Pledgee may notify the other parties hereto in writing):

The Royal Bank of Scotland plc
[600 Washington Boulevard
Stamford, CT 06901

Attention:
Facsimile:                 ]

5.                                      Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests and until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.

6.                                      Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Issuer shall not be effective until received.  All notices and other communications shall be in writing and addressed as follows:

(a)                                 if to the Pledgor, at c/o:

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Attention:
Telephone No.:
Telecopier No.:

(b)                                 if to the Pledgee, at the address given in Section 4 hereof;

(c)                                  if to the Issuer, at:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.  As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7.                                      This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.                                      This Agreement shall be governed by and construed in accordance with the law of the State of New York.

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

TAL INTERNATIONAL CONTAINER
CORPORATION, as Pledgor
By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC,
not in its individual capacity but solely as Collateral Agent for the Secured Creditors
By:
Name:
Title:

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[ ],
as the Issuer

By:
Name:
Title:

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